Exhibit 1.1

Registrar of Companies

Government Administration Building

133 Elgin Avenue

George Town

Grand Cayman

51job, Inc. (ROC # 98617) (the “Company”)

TAKE NOTICE that at an extraordinary general meeting of the shareholders of the Company held on 20 June 2014, the following resolution was passed:

Special Resolution

Amendment of Article 22(b)

Mr. Yan announced that the second item of business was the amendment of the articles of association of the Company by deleting the existing Article 22(b) in its entirety and replacing therewith the following new Article 22(b):

“(b) Subject to the provisions of the Law, the Nasdaq Rules and the Memorandum, the Company may purchase its own Shares (including fractions of a Share), including any redeemable Shares, in such manner and on such other terms as the Board may agree with the relevant Member, and may make payment therefor in any manner authorised by the Law and the Nasdaq Rules, including out of capital.”

Mr. Yan asked those who were voting in the meeting to mark their proxy as previously instructed.

Report of Inspector of Elections

Mr. Yan declared there were a sufficient number of votes to approve both of the above ordinary and special resolutions.

/s/ Kari Seymour

Kari Seymour

Senior Corporate Administrator

for and on behalf of

Maples Corporate Services Limited

Dated this 26th day of June 2014

[Seal of the General Registry, Cayman Islands]

[Uploaded: 26-Jun-2014 13:40 EST]

[Filed: 27-Jun-2014 18:02 EST]

THE COMPANIES LAW (2003 REVISION)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION

OF

51job, Inc.

ADOPTED BY SPECIAL RESOLUTION PASSED ON

26th April 2004

1.                                      The name of the Company is 51job, Inc.

2.                                      The Registered Office of the Company shall be at the offices of M&C Corporate Services Limited, P.O. Box 309 GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands, or at such other place as the Directors may from time to time decide.

3.                                      The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the Companies Law (2003 Revision) or as the same may be revised from time to time, or any other law of the Cayman Islands.

4.                                      The liability of each Member is limited to the amount from time to time unpaid on such Member’s Shares.

5.                                      The authorised share capital of the Company is US$50,000 divided into 500,000,000 common shares of a nominal or par value of US$0.0001 each.  The Company has the power to redeem or purchase any of its shares and to increase or reduce the said capital subject to the provisions of the Companies Law (2003 Revision) and the Articles of Association and to issue any part of its capital, whether original, redeemed or increased with or without any preference, priority or special privilege or subject to any postponement of rights or to any conditions or restrictions and so that unless the conditions of issue shall otherwise expressly declare every issue of shares whether declared to be preference or otherwise shall be subject to the powers hereinbefore contained.

6.                                      The Company has the power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

7.                                      Capitalised terms that are not defined in this Amended and Restated Memorandum of Association bear the same meaning as those given in the Articles of Association of the Company.

THE COMPANIES LAW (2003 REVISION)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

FIFTH AMENDED AND RESTATED ARTICLES OF ASSOCIATION

51job, Inc.

ADOPTED BY SPECIAL RESOLUTION PASSED ON

26th April 2004

1.                                      In these Articles Table A in the Schedule to the Law does not apply and, unless there is something in the subject or context inconsistent therewith,

“ADS” means an American Depositary Share, each representing 1 (one) Common Share.

“affiliate” of a specified person means a person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person.

“Articles” means these Articles as originally framed or as from time to time altered by Special Resolution.

“Audit Committee” shall mean the audit committee established pursuant to Article 108.

“Auditors” means the persons for the time being performing the duties of auditors of the Company (if any).

“Board” means the Board of the Directors of the Company.

“the Chairman” shall mean the Chairman presiding at any meeting of members or of the Board.

“Company” means 51job, Inc.

“Compensation Committee” means the compensation committee established pursuant to Article 108.

“control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise;

“debenture” means debenture stock, mortgages, bonds and any other such securities of the Company whether constituting a charge on the assets of the Company or not.

“Directors” means the directors for the time being of the Company.

“dividend” includes interim dividends and bonus dividends.

“Electronic Record” has the same meaning as in the Electronic Transactions Law (2003 Revision).

“Family Member” means a person’s spouse, parents, children and siblings, whether by blood, marriage or adoption or anyone residing in such person’s home.

“Independent Director” shall mean a Director who is an independent director as defined in the NASD Manual & Notices to Members as amended from time to time.

“the Law” shall mean the Companies Law (2003 Revision) of the Cayman Islands and any amendments thereto or re-enactments thereof for the time being in force and includes every other law incorporated therewith or substituted therefor.

“Member” shall bear the same meaning as in the Law.

“Memorandum” means the memorandum of association of the Company as originally framed or as from time to time altered by Special Resolution.

“month” means calendar month.

“Nasdaq” shall mean the Nasdaq National Market in the United States.

“Nasdaq Rules” means the relevant code, rules and regulations, as amended from time to time, applicable as a result of the original and continued quotation of any Shares or ADSs on Nasdaq, including without limitation the NASD Manual & Notices to Members and the Listing Rules.

“Ordinary Resolution” means a resolution passed by a simple majority of the Members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy or, in the case of corporations, by their duly authorised representatives, at a general meeting, and includes a unanimous written resolution.  In computing the majority when a poll is demanded regard shall be had to the number of votes to which each Member is entitled by the Articles.

“paid-up” means paid-up and/or credited as paid-up.

“person” means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, trust, association or entity or government, political subdivision, agency or instrumentality of a government.

“principal register” shall mean the register of members of the Company maintained at such place within or outside the Cayman Islands as the Board shall determine from time to time.

“Register of Members” means the register maintained in accordance with the Law and includes (except where otherwise stated) any duplicate Register of Members.

“Registered Office” means the registered office for the time being of the Company.

“Related Party” shall mean:

(a)                                 any Director or executive officer of the Company;

(b)                                 any nominee for election as a Director;

(c)                                  any holder who is known to the Company to own of record or beneficially more than 5% of any class of the Company’s voting securities;

(d)                                 any Family Member of the foregoing persons; and

(e)                                  any person that is an affiliate of any of the above.

“Related Party Transactions” shall mean a transaction (other than a transaction of a revenue nature in the ordinary course of business) between the Company or any of its subsidiaries and a Related Party.

“Seal” means the common seal of the Company and includes every duplicate seal.

“SEC” shall mean the US Securities and Exchange Commission.

“Secretary” includes an Assistant Secretary and any person appointed to perform the duties of Secretary of the Company.

“Share” and “Shares” means a share or shares in the Company and includes a fraction of a share.

“Share Premium Account” means the account of the Company which the Company is required by the Law to maintain, to which all premiums over nominal or par value received by the Company in respect of issues of Shares from time to time are credited.

“Special Resolution” means (i) a resolution passed by a majority of not less than two-thirds of such Members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy or, in the case of corporations, by their duly authorised representatives, at a general meeting of which notice specifying the intention to propose the resolution as a special resolution has been duly given, or (ii) a resolution which has been approved in writing by all of the Members entitled to vote at a general meeting of the company in one or more instruments each signed by one or more of the Members aforesaid, and the effective date of the special resolution so adopted shall be the date on which the instrument or the last of such instruments, if more than one, is executed.

“United States” shall mean the United States of America, its territories, its possessions and all areas subject to its jurisdiction;

“US$” shall mean United States dollars, the lawful currency of the United States;

“written” and “in writing” include all modes of representing or reproducing words in visible form, including in the form of an Electronic Record.

2.                                      Words importing the singular number include the plural number and vice-versa.

Words importing the masculine gender include the feminine gender.

Words importing persons include corporations.

References to provisions of any law or regulation shall be construed as references to those provisions as amended, modified, re-enacted or replaced from time to time.

Any phrase introduced by the terms “including”, “include”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms.

Headings are inserted for reference only and shall be ignored in construing these Articles.

References in these Articles to a document being “executed” include references to its being executed under hand or under seal or by any other method authorised by the Company.

Any words or expressions defined in the Law will (if not inconsistent with the subject or context in which they appear) have the same meaning in these Articles, save that the word “company” includes any body corporate.

References to a meeting will not be taken as requiring more than one person to be present if any quorum requirement can be satisfied by one person.

Where these Articles refer to months or years, these are all calendar months or years.

Where these Articles give any power or authority to any person, this power or authority can be used on any number of occasions, unless the way in which the words are used does not allow this meaning.

SHARE CAPITAL

3.                                      The authorised share capital of the Company is US$50,000 divided into 500,000,000 common shares of a nominal or par value of US$0.0001 each (“Common Shares”).

ISSUE OF SHARES

4.                                      Subject to applicable law, rules, regulations, the Nasdaq Rules and the relevant provisions, if any, in the Memorandum and these Articles and to any direction that may be given by the Company in a general meeting and without prejudice to any special rights previously conferred on the holders of existing Shares, the Directors may allot, issue, grant options, rights or warrants over or otherwise dispose of Shares of the Company (including fractions of a Share) with or without preferred, deferred, qualified or other special rights or restrictions, whether with regard to dividend, voting, return of capital or otherwise and to such persons, at such times and on such other terms as they think proper provided that, where any issue of shares (which, for the avoidance of doubt, shall include any issue of Common Shares or any shares with preferred, deferred, qualified or other special rights or restrictions, whether with regard to dividend, voting, return of capital or otherwise (“Preferred Shares”)) is proposed and such shares proposed to be issued are equal to or exceed 20 per cent. by par value of the par value of all then issued shares (including Common Shares and any Preferred Shares and, in the case of any Preferred Shares, where appropriate whether considering such Preferred Shares before or after any conversion of such Preferred Shares to Common Shares in accordance with their terms), then the prior approval by Ordinary Resolution of the holders of the Common Shares, voting together as one class, shall be required.  The Company shall not issue Shares in bearer form.

5.                                      Upon approval of the Directors, such number of Common Shares, or other shares or securities of the Company, as may be required for such purposes shall be reserved for issuance in connection with an option, right, warrant or other security of the Company or any other person that is exercisable for, convertible into, exchangeable for or otherwise issuable in respect of such Common Shares or other shares or securities of the Company.

6.                                      The holders of the Common Shares shall be:

(a)                                 entitled to dividends in accordance with the relevant provisions of these Articles;

(b)                                 entitled to and are subject to the provisions in relation to winding up of the Company provided for in these Articles;

(c)                                  entitled to attend general meetings of the Company and shall be entitled to one vote for each Common Share registered in his name in the Register of Members, both in accordance with the relevant provisions of these Articles.

7.                                      All Common Shares shall rank pari passu with each other in all respects.

REGISTER OF MEMBERS AND SHARE CERTIFICATES

8.                                      The Company shall maintain a register of its Members and every person whose name is entered as a Member in the register of Members shall be entitled without payment to receive within two months after allotment or lodgement of transfer (or within such other period as the conditions of issue shall provide) one certificate for all his Shares or several certificates each for one or more of his Shares upon payment of fifty cents (US$0.50) for every certificate after the first or such less sum as the Directors shall from time to time determine provided that in respect of a Share or Shares held jointly by several persons the Company shall not be bound to issue more than one certificate and delivery of a certificate for a Share to one of the several joint holders shall be sufficient delivery to all such holders.

9.                                      The Board shall cause to be kept at such place within or outside the Cayman Islands as they deem fit a principal register of the Members and there shall be entered therein the particulars of the Members and the Shares issued to each of them and other particulars required under applicable law, rules or regulations or the Nasdaq Rules.

10.                               If the Board considers it necessary or appropriate, the Company may establish and maintain a branch register or registers of Members at such location or locations within or outside the Cayman Islands as the Board thinks fit.  The principal register and the branch register(s) shall together be treated as the register for the purposes of these Articles.

11.                               The Board may, in its absolute discretion, at any time transfer any Share upon the principal register to any branch register or any Share on any branch register to the principal register or any other branch register.

12.                               The Company shall as soon as practicable and on a regular basis record in the principal register all transfers of Shares effected on any branch register and shall at all times maintain the principal register in such manner to show at all times the Members for the time being and the Shares respectively held by them, in all respects in accordance with the Law.

13.                               The register may be closed at such times and for such periods as the Board may from time to time determine, either generally or in respect of any class of Shares, provided that the register shall not be closed for more than 30 days in any year (or such longer period as the Members may by Ordinary Resolution determine provided that such period shall not be extended beyond 60 days in any year).  The Company shall, on demand, furnish any person seeking to inspect the Register of Members or part thereof which is closed by virtue of this Article with a certificate under the hand of the Secretary stating the period for which, and by whose authority, it is closed.

14.                               Every certificate for Shares or debentures or representing any other form of security of the Company may be issued under the seal of the Company, which shall only be affixed with the authority of the Board or may be executed under hand by any two directors or as may otherwise be directed by the Board.  All certificates surrendered to the Company for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of Shares shall have been surrendered and cancelled.

15.                               Every Share certificate shall specify the number of Shares in respect of which it is issued and the amount paid thereon or the fact that they are fully paid, as the case may be, and may otherwise be in such form as the Board may from time to time prescribe.

16.                               The Company shall not be bound to register more than four persons as joint holders of any Share.  If any Shares shall stand in the names of two or more persons, the person first named in the register shall be deemed the sole holder thereof as regards service of notices and, subject to the provisions of these Articles, all or any other matters connected with the Company, except the transfer of the Share.

17.                               If a Share certificate is defaced, lost or destroyed, it may be replaced on payment of such reasonable fee, if any, as the Board may from time to time prescribe and on such terms and conditions, if any, as to publication of notices, evidence and indemnity, as the Board thinks fit and where it is defaced or worn out, after delivery up of the old certificate to the Company for cancellation.

18.                               All certificates surrendered to the Company for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of Shares shall have been surrendered and cancelled.

TRANSFER OF SHARES

19.                               The instrument of transfer of any Share shall be in writing in the usual or common form or any other form approved by the Board, and shall be executed by or on behalf of the transferor and the transferor shall be deemed to remain the holder of a Share until the name of the transferee is entered in the register in respect thereof.

20.                               (a)                                 The Board may, in its absolute discretion, and without assigning any reason, refuse to register a transfer of any Share which is not fully paid up or upon which the Company has a lien.

(b)                                 The Board may also decline to register any transfer of any Share unless:

(i)                                     the instrument of transfer is lodged with the Company accompanied by the certificate for the Shares to which it relates (which shall upon registration of the transfer be cancelled) and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer;

(ii)                                  the instrument of transfer is in respect of only one class of Shares;

(iii)                               the instrument of transfer is properly stamped (in circumstances where stamping is required);

(iv)                              in the case of a transfer to joint holders, the number of joint holders to which the Share is to be transferred does not exceed four;

(v)                                 the Shares concerned are free of any lien in favour of the Company;

(vi)                              a fee of such maximum amount as the Board may from time to time determine to be payable is paid to the Company in respect thereof;

(vii)                           The Company shall not be obligated to make any transfer to an infant or to a person in respect of whom an order has been made by a competent court or official on the grounds that he is or may be suffering from mental disorder or is otherwise incapable of managing his affairs or under other legal disability; and

(viii)                        Upon every transfer of Shares the certificate held by the transferor shall be given up to be cancelled, and shall forthwith be cancelled accordingly, and a new certificate shall be issued without charge to the transferee in respect of the Shares transferred to him, and if any of the Shares included in the certificate so given up shall be retained by the transferor, a new certificate in respect thereof shall be issued to him without charge.  The Company shall also retain the instrument(s) of transfer.

21.                               The registration of transfers may be suspended at such time and for such periods as the Directors may from time to time determine, provided always that such registration shall not be suspended for more than forty-five days in any year.  If the Board shall refuse to register a transfer of any Share, it shall, within two months after the date on which the transfer was lodged with the Company, send to each of the transferor and the transferee notice of such refusal.

REDEEMABLE SHARES

22.                               (a)                                 Subject to the provisions of the Law, the Nasdaq Rules and the Memorandum, Shares may be issued on the terms that they are, or at the option of the Company or the holder are, to be redeemed on such terms and in such manner as the Company, before the issue of the Shares, may by Special Resolution determine.

(b)                                 Subject to the provisions of the Law, the Nasdaq Rules and the Memorandum, the Company may purchase its own Shares (including fractions of a Share), including any redeemable Shares, provided that the manner of purchase has first been authorised by the Company in a general meeting by Ordinary Resolution and may make payment therefor in any manner authorised by the Law and the Nasdaq Rules, including out of capital.

VARIATION OF RIGHTS OF SHARES

23.                               If at any time the share capital of the Company is divided into different classes of Shares, the rights attached to any class (unless otherwise provided by the terms of issue of the Shares of that class) may, whether or not the Company is being wound-up and except where these Articles or the Law impose any stricter quorum, voting or procedural requirements in regard to the variation of rights attached to a specific class, be varied with the consent in writing of the holders of 75% of the issued Shares of that class, or with the sanction of a Special Resolution passed at a general meeting of the holders of the Shares of that class.

24.                               The provisions of these Articles relating to general meetings shall apply to every such general meeting of the holders of one class of Shares except that the necessary quorum shall be one person holding or representing by proxy at least one-third of the issued Shares of the class and that any holder of Shares of the class present in person or by proxy may demand a poll.

25.                               For purposes of this provision any particular issue of Shares not carrying the same rights (whether as to rate of dividend, redemption or otherwise) as any other Shares of the time being in issue, shall be deemed to constitute a separate class of Shares.  The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.  The rights of holders of Common Shares shall not be deemed to be varied by the creation or issue of Shares with preferred or other rights which may be effected by the Directors as provided in these Articles without any vote or consent of the holders of Common Shares.

COMMISSION ON SALE OF SHARES

26.                               The Company may in so far as the Law from time to time permits pay a commission to any person in consideration of his subscribing or agreeing to subscribe whether absolutely or conditionally for any Shares of the Company. Such commissions may be satisfied by the payment of cash or the lodgement of fully or partly paid-up Shares or partly in one way and partly in the other.  The Company may also on any issue of Shares pay such brokerage as may be lawful.

NON-RECOGNITION OF TRUSTS

27.                               The Company shall not be bound by or compelled to recognise in any way (even when notified) any equitable, contingent, future, or partial interest in any Share, or (except only as is otherwise provided by these Articles or the Law) any other rights in respect of any Share other than an absolute right to the entirety thereof in the registered holder.

LIEN ON SHARES

28.                               The Company shall have a first and paramount lien on all Shares (whether fully paid-up or not) registered in the name of a Member (whether solely or jointly with others) for all debts, liabilities or engagements to or with the Company (whether presently payable or not) by such Member or his estate, either alone or jointly with any other person, whether a Member or not, but the Directors may at any time declare any Share to be wholly or in part exempt from the provisions of this Article.  The registration of a transfer of any such Share shall operate as a waiver of the Company’s lien thereon.  The Company’s lien on a Share shall also extend to any amount payable in respect of that Share.

29.                               The Company may sell, in such manner as the Directors think fit, any Shares on which the Company has a lien, if a sum in respect of which the lien exists is presently payable, and is not paid within fourteen days after notice has been given to the holder of the Shares or to the person entitled to it in consequence of the death or bankruptcy of the holder, demanding payment and stating that if the notice is not complied with the Shares may be sold.

30.                               To give effect to any such sale, the Directors may authorise any person to execute an instrument of transfer of the Shares sold to, or in accordance with the directions of, the purchaser.  The purchaser or his nominee shall be registered as the holder of the Shares comprised in any such transfer, and he shall not be bound to see to the application of the purchase money, nor shall his title to the Shares be affected by any irregularity or invalidity in the sale or the exercise of the Company’s power of sale under these Articles.

31.                               The net proceeds of such sale after payment of such costs, shall be applied in payment of such part of the amount in respect of which the lien exists as is presently payable and any residue, shall (subject to a like lien for sums not presently payable as existed upon the Shares before the sale) be paid to the person entitled to the Shares at the date of the sale.

CALL ON SHARES

32.                               (a)                                 The Directors may from time to time make calls upon the Members in respect of any monies unpaid on their Shares (whether on account of the nominal value of the Shares or by way of premium or otherwise) and not by the conditions of allotment thereof made payable at fixed terms, provided that no call shall be payable at less than one month from the date fixed for the payment of the last preceding call, and each Member shall (subject to receiving at least fourteen days notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on the Shares.  A call may be revoked or postponed as the Directors may determine.  A call may be made payable by instalments.

(b)                                 A call shall be deemed to have been made at the time when the resolution of the Directors authorising such call was passed.

(c)                                  The joint holders of a Share shall be jointly and severally liable to pay all calls in respect thereof.

33.                               If a sum called in respect of a Share is not paid before or on a day appointed for payment thereof, the persons from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at such rate not exceeding ten per cent per annum as the Directors may determine, but the Directors shall be at liberty to waive payment of such interest either wholly or in part.

34.                               Any sum which by the terms of issue of a Share becomes payable on allotment or at any fixed date, whether on account of the nominal value of the Share or by way of premium or otherwise, shall for the purposes of these Articles be deemed to be a call duly made, notified and payable on the date on which by the terms of issue the same becomes payable, and in the case of non-payment all the relevant provisions of these Articles as to payment of interest forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

35.                               The Directors may, on the issue of Shares, differentiate between the holders as to the amount of calls or interest to be paid and the times of payment.

36.                               (a)                                 The Directors may, if they think fit, receive from any Member willing to advance the same, all or any part of the monies uncalled and unpaid upon any Shares held by him, and upon all or any of the monies so advanced may (until the same would but for such advances, become payable) pay interest at such rate not exceeding (unless the Company in general meeting shall otherwise direct) seven per cent per annum, as may be agreed upon between the Directors and the Member paying such sum in advance.

(b)                                 No such sum paid in advance of calls shall entitle the Member paying such sum to any portion of a dividend declared in respect of any period prior to the date upon which such sum would, but for such payment, become presently payable.

FORFEITURE OF SHARES

37.                               (a)                                 If a Member fails to pay any call or instalment of a call or to make any payment required by the terms of issue on the day appointed for payment thereof, the Directors may, at any time thereafter during such time as any part of the call, instalment or payment remains unpaid, give notice requiring payment of any part of the call, instalment or payment that is unpaid, together with any interest which may have accrued and all expenses that have been incurred by the Company by reason of such non-payment. Such notice shall name a day (not earlier than the expiration of fourteen days from the date of giving of the notice) on or before which the payment required by the notice is to be made, and shall state that, in the event of non-payment at or before the time appointed the Shares in respect of which such notice was given will be liable to be forfeited.

(b)                                 If the requirements of any such notice as aforesaid are not complied with, any Share in respect of which the notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of the Directors to that effect.  Such forfeiture shall include all dividends declared in respect of the forfeited Share and not actually paid before the forfeiture.

(c)                                  A forfeited Share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit, and at any time before a sale or disposition, the forfeiture may be cancelled on such terms as the Directors see fit.

38.                               A person whose Shares have been forfeited shall cease to be a Member in respect of the forfeited Shares, but shall, notwithstanding, remain liable to pay to the Company all monies which, at the date of forfeiture, were payable by him to the Company in respect of the Shares together with interest thereon, but his liability shall cease if and when the Company shall have received payment in full of all monies whenever payable in respect of the Shares.

39.                               A certificate in writing under the hand of one Director or the Secretary of the Company that a Share in the Company has been duly forfeited on a date stated in the declaration shall be conclusive evidence of the fact therein stated as against all persons claiming to be entitled to the Share.  The Company may receive the consideration given for the Share on any sale or disposition thereof and may execute a transfer of the Share in favour of the person to whom the Share is sold or disposed of and he shall thereupon be registered as the holder of the Share and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the Share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the Share.

40.                               The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the nominal value of the Share or by way of premium as if the same had been payable by virtue of a call duly made and notified.

REGISTRATION OF EMPOWERING INSTRUMENTS

41.                               The Company shall be entitled to charge a fee not exceeding one dollar (US$1.00) on the registration of every grant of probate, letter of administration, certificate of death or marriage, power of attorney, or other instrument.

TRANSMISSION OF SHARES

42.                               In case of the death of a Member, the survivor or survivors where the deceased was a joint holder, and the legal personal representatives of the deceased where he was a sole holder, shall be the only persons recognised by the Company as having any title to his interest in the Shares, but nothing herein contained shall release the estate of any such deceased holder from any liability in respect of any Shares which had been held by him solely or jointly with other persons.

43.                               (a)                                 Any person becoming entitled to a Share in consequence of the death or bankruptcy or liquidation or dissolution of a Member (or in any other way than by transfer) may, upon such evidence being produced as may from time to time be required by the Directors and subject as hereinafter provided, elect either to be registered himself as holder of the Share or to make such transfer of the Share to such other person nominated by him as the deceased or bankrupt person could have made and to have such person registered as the transferee thereof, but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by that Member before his death or bankruptcy as the case may be.

(b)                                 If the person so becoming entitled shall elect to be registered himself as holder he shall deliver or send to the Company a notice in writing signed by him stating that he so elects.

44.                               A person becoming entitled to a Share by reason of the death or bankruptcy or liquidation or dissolution of the holder (or in any other case than by transfer) shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the Share, except that he shall not, before being registered as a Member in respect of the Share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company, provided, however, that the Directors may at any time give notice requiring any such person to elect either to be registered himself or to transfer the Share, and if the notice is not complied with within ninety days, the Directors may thereafter withhold payment of all dividends, bonuses or other monies payable in respect of the Share until the requirements of the notice have been complied with.

AMENDMENT OF MEMORANDUM OF ASSOCIATION,
ALTERATION OF CAPITAL & CHANGE OF LOCATION OF REGISTERED OFFICE

45.                               (a)                                 The Company may by Ordinary Resolution:

(i)                                     increase the share capital by such sum as the resolution shall prescribe and with such rights, priorities and privileges annexed thereto, as the Company in general meeting may determine;

(ii)                                  consolidate and divide all or any of its share capital into Shares of larger amount than its existing Shares;

(iii)                               by subdivision of its existing Shares or any of them divide the whole or any part of its share capital into Shares of smaller amount than is fixed by the Memorandum of Association or into Shares without par value;

(iv)                              cancel any Shares that at the date of the passing of the resolution have not been taken or agreed to be taken by any person.

(b)                                 All new Shares created in accordance with the provisions of the preceding Article shall be subject to the same provisions of the Articles with reference to the payment of calls, liens, transfer, transmission, forfeiture and otherwise as the Shares in the original share capital.

(c)                                  Subject to the provisions of the Statue and the provisions of these Articles as regards the matters to be dealt with by Ordinary Resolution, the Company may by Special Resolution:

(i)                                     change its name;

(ii)                                  alter or add to these Articles;

(iii)                               alter or add to the Memorandum with respect to any objects, powers or other matters specified therein; and

(iv)                              reduce its share capital and any capital redemption reserve fund.

46.                               Subject to the provisions of the Law, the Company may by resolution of the Directors change the location of its Registered Office.

CLOSING REGISTER OF MEMBERS OR FIXING RECORD DATE

47.                               For the purpose of determining Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any dividend, or in order to make a determination of Members for any other proper purpose, the Directors of the Company may provide that the register of Members shall be closed for transfers for a stated period in accordance with Article 13 above.  If the register of Members shall be so closed for the purpose of determining Members entitled to notice of or to vote at a meeting of Members, such register shall be so closed for at least ten days immediately preceding such meeting and the record date for such determination shall be the date of the closure of the register of Members.

48.                               In lieu of or apart from closing the register of Members, the Directors may fix in advance or arrears a date as the record date for any such determination of Members entitled to notice of or to vote at a meeting of the Members or any adjournment thereof and for the purpose of determining the Members entitled to receive payment of any dividend.  Such record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.  A determination of the Members entitled to notice of or to vote at a meeting of Members shall apply to any adjournment of such meeting; provided, however, that the Directors may fix a new record date for the adjourned meeting.

49.                               If the register of Members is not so closed and no record date is fixed for the determination of Members entitled to notice of or to vote at a meeting of Members or Members entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Members.  When a determination of Members entitled to vote at any meeting of Members has been made as provided in this section, such determination shall apply to any adjournment thereof.

GENERAL MEETING

50.                               All general meetings other than annual general meetings shall be called extraordinary general meetings.

51.                               (a)                                 The Company shall, if required by the Law, other applicable law, rules or regulations or the Nasdaq Rules, in each year hold a general meeting as its annual general meeting and shall specify the meeting as such in the notices calling it.  The annual general meeting for the election of directors of the Company, and for the transaction of such other business as may properly come before such meeting, shall be held at such time and place as the Directors shall appoint and if no other time and place is prescribed by them, it shall be held at the Registered Office on the second Wednesday in December of each year at ten o’clock in the morning, provided that the period between the date of one annual general meeting of the Company and that of the next shall not be longer than such period as applicable law, rules or regulations or the Nasdaq Rules permit.

(b)                                 At these meetings the report of the Directors (if any) shall be presented.

52.                               (a)                                 Extraordinary general meetings of Members for any purpose or purposes may be called by the Board of Directors pursuant to a resolution duly adopted by a majority of the members of the entire Board, to be held at such place, date and time as shall be designated in the notice or waiver of notice thereof.

(b)                                 The Directors shall on a Members requisition forthwith proceed to convene an extraordinary general meeting of the Company.

(c)                                  A Members requisition is a requisition of Members of the Company holding at the date of deposit of the requisition not less than ten per cent. in par value of the capital of the Company as at that date carries the right of voting at general meetings of the Company.

(d)                                 The requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the Registered Office, and may consist of several documents in like form each signed by one or more requisitionists.

(e)                                  If the Directors do not within twenty-one days from the date of the deposit of the requisition duly proceed to convene a general meeting to be held within a further twenty-one days, the requisitionists, or any of them representing more than one-half of the total voting rights of all of them, may themselves convene a general meeting, but any meeting so convened shall not be held after the expiration of three months after the expiration of the said twenty-one days.

(f)                                   A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by Directors.

53.                               General meetings of the Company may be held at such place, either within or without the Cayman Islands, as determined by the Directors.  The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as follows:

(a)                                 if authorised by the Directors in its sole discretion, and subject to such guidelines and procedures as the Directors may adopt, Members and proxies entitled to attend and vote but not physically present at a meeting of Members may, by means of remote communication:

(i)                                     participate in a meeting of Members; and

(ii)                                  be deemed present in person and vote at a meeting of Members whether such meeting is to be held at a designated place or solely by means of remote communication.

(b)                                 if authorised by the Directors, any vote taken by written ballot may be satisfied by a ballot submitted by electronic transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorised by the Member or proxy.

NOTICE OF GENERAL MEETINGS

54.                               At least twenty (but not more than sixty) days’ notice shall be given for any annual general meeting and any extraordinary general meeting calling for the passing of a special resolution, and at least fourteen (14) days’ notice (but not more than sixty (60) days’ notice) shall be given of any other extraordinary general meeting.  Every notice shall be inclusive of the day on which it is given or deemed to be given and of the day for which it is given and shall specify details as are required by applicable law, rules or regulations and the Nasdaq Rules, provided that a general meeting of the Company shall, whether or not the notice specified in this Article 54 has been given and whether or not the provisions of these Articles regarding general meetings have been complied with, be deemed to have been duly convened if applicable law, rules or regulations and the Nasdaq Rules so permit and it is so agreed:

(a)                                 in the case of an annual general meeting by all the Members (or their proxies) entitled to attend and vote thereat or their proxies; and

(b)                                 in the case of an extraordinary general meeting by a majority in number of the Members (or their proxies) having a right to attend and vote at the meeting, being a majority together holding not less than ninety-five per cent in par value of the Shares giving that right.

55.                               The notice convening an annual general meeting or an extraordinary general meeting shall specify the meeting as such, and the notice convening a meeting to pass a special resolution shall specify the intention to propose the resolution as a special resolution.  Notice of every general meeting shall be given to all Members other than such as, under the provisions hereof or the terms of issue of the Shares they hold, are not entitled to receive such notice from the Company.

56.                               There shall appear with reasonable prominence in every notice of general meetings of the Company a statement that a Member entitled to attend and vote is entitled to appoint a proxy to attend and vote instead of him and that a proxy need not be a Member of the Company.

57.                               The accidental omission to give notice of a general meeting to, or the non-receipt of notice of a meeting by any person entitled to receive notice shall not invalidate the proceedings of that meeting.  In cases where instruments of proxy are sent out with notices, the accidental omission to send such instrument of proxy to, or the non-receipt of such instrument of proxy by, any person entitled to receive notice shall not invalidate any resolution passed or any proceeding at any such meeting.

58.                               No business may be transacted at any general meeting, other than business that is either (A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Directors (or any duly authorised committee thereof), (B) otherwise properly brought before the annual general meeting by or at the direction of the Directors (or any duly authorised committee thereof) or (C) otherwise properly brought before the annual general meeting by any Member of the Company who (i) is a Member of record on both (x) the date of the giving of the notice provided for in Article 59 and (y) the record date for the determination of Members entitled to vote at such annual meeting and (ii) complies with the notice procedures set forth in Article 59.

59.                               In addition to any other applicable requirements, for business to be properly brought before an annual general meeting by a Member, such Member must have given timely notice thereof in proper written form to the Secretary of the Company.

(a)                                 To be timely, a Member’s notice shall be delivered to the Secretary at the principal executive offices of the Company not less than seven (7) days nor more than sixty (60) days prior to the first anniversary of the preceding year’s annual general meeting; provided, however, that in the event that the date of the annual general meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from such anniversary date, notice by the Member to be timely must be delivered not earlier than the sixtieth (60th) day prior to such annual general meeting and not later than the close of business on the later of the seventh (7th) day prior to such annual general meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made.

(b)                                 To be in proper written form, a Member’s notice to the Secretary must set forth as to each matter such Member proposes to bring before the annual general meeting (1) a brief description of the business desired to be brought before the annual general meeting and the reasons for conducting such business at the annual general meeting, (2) the name and record address of such Member, and (3) the class or series and number of Shares of the Company which are owned beneficially or of record by such Member.

(c)                                  No business shall be conducted at the annual general meeting except business brought before the annual general meeting in accordance with the procedures set forth in this Article 59, provided, however, that, once business has been properly brought before the annual general meeting in accordance with such procedures, nothing in this Article 59 shall be deemed to preclude discussion by any Member of any such business.  If the Chairman of an annual general meeting determines that business was not properly brought before the annual general meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

PROCEEDINGS AT GENERAL MEETINGS

60.                               For all purposes the quorum for a general meeting shall be one or more Members present in person or by proxy or corporate representative holding not less than 33 1/3% of the outstanding voting shares in the capital of the Company.  No business (except the appointment of a Chairman of the meeting) shall be transacted at any general meeting unless the requisite quorum shall be present at the commencement of the business.

61.                               A person may participate at a general meeting by conference telephone or other communications equipment by means of which all the persons participating in the meeting can communicate with each other.  Participation by a person in a general meeting in this manner is treated as presence in person at that meeting.

62.                               A resolution (including a Special Resolution) in writing (in one or more counterparts) signed by all Members for the time being entitled to receive notice of and to attend and vote at general meetings (or, being corporations, signed by their duly authorised representatives) shall be as valid and effective as if the resolution had been passed at a general meeting of the Company duly convened and held.

63.                               If a quorum is not present within half an hour from the time appointed for the meeting, the meeting, if convened upon the requisition of Members, shall be dissolved and in any other case it shall stand adjourned to the same day in the next week at the same time and place or to such other day, time or such other place as the Directors may determine.  Members present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough Members to leave less than a quorum.

64.                               The person chairing the meeting, if any, of the Board of Directors shall preside as Chairman at every general meeting of the Company, or if there is no such Chairman, or if he shall not be present within thirty minutes after the time appointed for the holding of the meeting, or is unwilling to act, the Directors present shall elect one of their number to be Chairman of the meeting.

65.                               If no Director is willing to act as Chairman or if no Director is present within fifteen minutes after the time appointed for holding the meeting, the Members present shall choose one of their number to be Chairman of the meeting.

66.                               The Chairman may, with the consent of a meeting at which a quorum is present, (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.  When a general meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting; otherwise it shall not be necessary to give any such notice of an adjournment or of the business to be transacted at an adjourned general meeting.  No business shall be transacted at any adjourned meeting other than the business which might have been transacted at the meeting from which the adjournment took place.

67.                               A resolution put to the vote of the meeting shall be decided on a show of hands unless before or on the declaration of the result of, the show of hands, the Chairman demands a poll, or any other Member or Members collectively present in person or by proxy and holding at least ten per cent. in par value of the Shares giving a right to attend and vote at the meeting demand a poll.

68.                               Unless a poll is duly demanded, a declaration by the Chairman that a resolution has been carried, or carried unanimously, or by a particular majority, or lost, or not carried by a particular majority, an entry to that effect in the minutes of the proceedings of the meeting shall be conclusive evidence of that fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

69.                               The demand for a poll may be withdrawn.

70.                               Unless a poll is duly demanded, on the election of a Chairman or on a question of adjournment, a poll shall be taken as the Chairman directs and the result of the poll shall be deemed to be the resolution of the general meeting at which the poll was demanded.

71.                               In the case of an equality of votes, whether on a show of hands or on a poll, the Chairman shall not be entitled to a second or casting vote.

72.                               A poll demanded on the election of a Chairman or on a question of adjournment shall be taken forthwith.  A poll demanded on any other question shall be taken at such time as the Chairman of the general meeting directs, and any business other than that upon which a poll has been demanded or is contingent thereon may proceed pending the taking of the poll.

VOTES OF MEMBERS

73.                               Except as otherwise required by law or as set forth herein, the holder of each Share issued and outstanding shall have one vote for each Share held by such holder.  No Member shall be entitled to engage in cumulative voting.

74.                               In the case of joint holders of record the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the register of Members.

75.                               A Member of unsound mind, or in respect of whom an order has been made by any court, having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee, receiver, curator bonis, or other person in the nature of a committee, receiver or curator bonis appointed by that court, and any such committee, receiver, curator bonis or other persons may vote by proxy.

76.                               No Member shall be entitled to vote at any general meeting unless he is registered as a Member of the Company on the record date for such meeting nor unless all calls or other sums presently payable by him in respect of Shares in the Company have been paid.

77.                               No objection shall be raised to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at such general meeting shall be valid for all purposes.  Any such objection made in due time shall be referred to the Chairman of the general meeting whose decision shall be final and conclusive.

78.                               On a poll or on a show of hands votes may be given either personally or by proxy.  A Member may appoint more than one proxy or the same proxy under one or more instruments to attend and vote at a meeting and may appoint one proxy to vote both in favour of and against the same resolution in such proportion as specified in the instrument appointing the proxy. Where a Member appoints more than one proxy the instrument of proxy shall state which proxy is entitled to vote on a show of hands.

PROXIES

79.                               The instrument appointing a proxy shall be in writing and shall be executed under the hand of the appointor or of his attorney duly authorised in writing, or, if the appointor is a corporation under the hand of an officer or attorney duly authorised for that purpose.  A proxy need not be a Member of the Company.

80.                               The instrument appointing a proxy shall be deposited at the Registered Office or at such other place as is specified for that purpose in the notice convening the meeting, or in any instrument of proxy sent out by the Company:

(a)                                 not less than 48 hours before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote; or

(b)                                 in the case of a poll taken more than 48 hours after it is demanded, be deposited as aforesaid after the poll has been demanded and not less than 24 hours before the time appointed for the taking of the poll; and

(c)                                  where the poll is not taken forthwith but is taken not more than 48 hours after it was demanded be delivered at the meeting at which the poll was demanded to the Chairman or to the secretary or to any director;

provided that the Directors may in the notice convening the meeting, or in an instrument of proxy sent out by the Company, direct that the instrument appointing a proxy may be deposited (no later than the time for holding the meeting or adjourned meeting) at the Registered Office or at such other place as is specified for that purpose in the notice convening the meeting, or in any instrument of proxy sent out by the Company.  The Chairman may in any event at his discretion direct that an instrument of proxy shall be deemed to have been duly deposited.  An instrument of proxy that is not deposited in the manner permitted shall be invalid.

81.                               The instrument appointing a proxy may be in any usual or common form and may be expressed to be for a particular meeting or any adjournment thereof or generally until revoked.  An instrument appointing a proxy shall be deemed to include the power to demand or join or concur in demanding a poll.

82.                               Votes given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the Share in respect of which the proxy is given unless notice in writing of such death, insanity, revocation or transfer was received by the Company at the Registered Office before the commencement of the general meeting, or adjourned meeting at which it is sought to use the proxy.

83.                               Any corporation or other non-natural person which is a Member may in accordance with its constitutional documents, or in the absence of such provision by resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as the corporation could exercise if it were an individual Member.  A person entitled to more than one vote on a poll need not use all his votes or cast all the votes he uses in the same way.

84.                               Shares in the Company that are beneficially owned by the Company shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding Shares at any given time.

CORPORATE REPRESENTATIVES

85.                               Any corporation which is a Member of the Company may, by resolution of its directors or other governing body or by power of attorney, authorise such person as it thinks fit to act as its representative at any meeting of the Company or of members of any class of Shares of the Company and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which be represents as that corporation could exercise if it were an individual member of the Company and where a corporation is so represented, it shall be treated as being present at any meeting in person.

CLEARING HOUSES

86.                               If a clearing house (or its nominee) is a member of the Company it may, by resolution of its directors or other governing body or by power of attorney, authorise such person or persons as it thinks fit to act as its representative or representatives at any general meeting of the Company or at any general meeting of any class of members of the Company provided that, if more than one person is so authorised, the authorisation shall specify the number and class of Shares in respect of which each such person is so authorised.  A person so authorised pursuant to this provision shall be entitled to exercise the same powers on behalf of the clearing house (or its nominee) which he represents as that clearing house (or its nominee) could exercise if it were an individual member of the Company holding the number and class of Shares specified in such authorisation.

DIRECTORS

87.                               The number of Directors shall be five or such other number as shall be fixed from time to time by the Directors; provided, however, that so long as Shares or ADSs of the Company are quoted on Nasdaq, the Directors shall include such number of Independent Directors as applicable law, rules or regulations or the Nasdaq Rules require.

88.                               At each annual general meeting, all of the Directors for the time being shall retire from office, retaining office until the close of such meeting, and shall be eligible for re-election.  If for any cause, the Directors shall not have been elected at an annual general meeting, they may be elected as soon thereafter as convenient at an extraordinary general meeting of the Members called for that purpose in the manner provided in these Articles.

89.                               Notwithstanding the foregoing provisions of Article 88, each Director shall serve until his successor is duly elected and qualified or until his death, resignation or removal.  No decrease in the number of Directors constituting the Board shall shorten the term of any incumbent Director.

90.                               Subject to Article 108, the remuneration to be paid to the Directors shall be such remuneration as the Directors shall determine.  Such remuneration shall be deemed to accrue from day to day.  The Directors shall also be entitled to be paid their travelling, hotel and other expenses properly incurred by them in going to, attending and returning from meetings of the Directors, or any committee of the Directors, or general meetings of the Company, or otherwise in connection with the business of the Company, or to receive a fixed allowance in respect thereof as may be determined by the Directors from time to time, or a combination partly of one such method and partly the other.

91.                               Subject to Article 108, the Directors may by resolution award special remuneration to any Director of the Company undertaking any special work or services for, or undertaking any special mission on behalf of, the Company other than his ordinary routine work as a Director.  Any fees paid to a Director who is also counsel or solicitor to the Company, or otherwise serves it in a professional capacity shall be in addition to his remuneration as a Director.

92.                               Payment to any Director or past Director of any sum by way of compensation for loss of office or as consideration for or in connection with his retirement from office (not being a payment to which the Director is contractually entitled) must first be approved by the Company in general meeting.

93.                               A Director or alternate Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine.

94.                               A Director or alternate Director may act by himself or his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director or alternate Director.

95.                               A shareholding qualification for Directors may not be fixed by the Company in general meeting.

96.                               The Company shall keep at its Registered Office a register of Directors and officers containing their names and addresses and occupations and other particulars required by the Law and shall send to the Registrar of Companies of the Cayman Islands a copy of such register and shall from time to time notify to the Registrar of Companies of the Cayman Islands any change that takes place in relation to such Directors and officers as required by applicable law, rules or regulations or the Nasdaq Rules.

ALTERNATE DIRECTORS

97.                               A Director who expects to be unable to attend Directors’ Meetings because of absence, illness or otherwise may appoint any person to be an alternate Director to act in his stead and such appointee whilst he holds office as an alternate Director shall, in the event of absence therefrom of his appointor, be entitled to attend meetings of the Directors and to vote thereat and to do, in the place and stead of his appointor, any other act or thing which his appointor is permitted or required to do by virtue of his being a Director as if the alternate Director were the appointor, other than appointment of an alternate to himself, and he shall ipso facto vacate office if and when his appointor ceases to be a Director or removes the appointee from office.  Any appointment or removal under this Article shall be effected by notice in writing under the hand of the Director making the same.

98.                               The appointment of an alternate Director shall determine on the happening of any event which, were he a Director, would cause him to vacate such office or if his appointor ceases to be a Director.

99.                               An alternate Director shall be entitled to receive and waive (in lieu of his appointor) notices of meetings of the Directors and shall be entitled to attend and vote as a Director and be counted in the quorum at any such meeting at which the Director appointing him is not personally present and generally at such meeting to perform all the functions of his appointor as a Director and for the purposes of the proceedings at such meeting the provisions of these Articles shall apply as if he (instead of his appointor) were a Director.  If he shall be himself a Director or shall attend any such meeting as an alternate for more than one Director, his voting rights shall be cumulative and he need not use all his votes or cast all the votes to uses in the same way.  To such extent as the Board may from time to time determine in relation to any committee of the Board, the foregoing provisions of this Article shall also apply mutatis mutandis to any meeting of any such committee of which his appointor is a member.  An alternate Director shall not, save as aforesaid, have power to act as a Director nor shall he be deemed to be a Director for the purposes of these Articles.

100.                        An alternate Director shall be entitled to contract and be interested in and benefit from contracts, arrangements or transactions and to be repaid expenses and to be indemnified to the same extent mutatis mutandis as if he were a Director, but he shall not be entitled to receive from the Company in respect of his appointment as alternate Director any remuneration except only such part (if any) of the remuneration otherwise payable to his appointor as such appointor may by notice in writing to the Company from time to time direct.  The alternate Director, as well as the Director appointing such alternate Director, shall be responsible for the alternate Director’s own acts and defaults.

101.                        In addition to the foregoing provisions of this Article, a Director may be represented at any meeting of the Board (or of any committee of the Board) by a proxy appointed by him, is which event the presence or vote of the proxy shall for all purposes be deemed to be that of the Director.  A proxy need not himself be a Director and the provisions of Articles 79 to 84 shall apply mutatis mutandis to the appointment of proxies by Directors save that an instrument appointing a proxy shall not become invalid after the expiration of twelve months from its date of execution but shall remain valid for such period as the instrument shall provide or, if no such provision is made in the instrument, until revoked in writing and save also that a Director may appoint any number of proxies although only one such proxy may attend in his stead at meetings of the Board).

POWERS AND DUTIES OF DIRECTORS

102.                        Subject to the provisions of the Law, the Memorandum and the Articles and to any directions given by Special Resolution, the business of the Company shall be managed by the Directors who may exercise all the powers of the Company.  No alteration of the Memorandum or Articles and no such direction shall invalidate any prior act of the Directors which would have been valid if that alteration had not been made or that direction had not been given.  A duly convened meeting of the Directors at which a quorum is present may exercise all powers exercisable by the Directors.

103.                        The Directors may from time to time and at any time by power of attorney or otherwise appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or authorised signatory of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney or other appointment may contain such provisions for the protection and convenience of persons dealing with any such attorneys or authorised signatories as the Directors may think fit and may also authorise any such attorney or authorised signatory to delegate all or any of the powers, authorities and discretions vested in him.

104.                        All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Directors shall from time to time by resolution determine.

105.                        The Directors shall cause minutes to be made in books provided for the purpose:

(a)                                 of all appointments of officers made by the Directors;

(b)                                 of the names of the Directors (including those represented thereat by an alternate or by proxy) present at each meeting of the Directors and of any committee of the Directors;

(c)                                  of all resolutions and proceedings at all meetings of the Company and of the Directors and of committees of Directors.

106.                        The Directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to his widow or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

107.                        The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof and to issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

MANAGEMENT

108.                        (a)                                 The Directors may from time to time provide for the management of the affairs of the Company in such manner as they shall think fit and the provisions contained in the next following paragraphs shall be without prejudice to the general powers conferred by this paragraph.

(b)                                 The Directors from time to time and at any time may establish any committees, local boards or agencies for managing any of the affairs of the Company and may appoint any persons to be members of such committees or local boards or any managers or agents and may fix their remuneration.

(c)                                  The Directors from time to time and at any time may delegate to any such committee, local board, manager or agent any of the powers, authorities and discretions for the time being vested in the Directors and may authorise the members for the time being of any such local board, or any of them to fill up any vacancies therein and to act notwithstanding vacancies and any such appointment or delegation may be made on such terms and subject to such conditions as the Directors may think fit and the Directors may at any time remove any person so appointed and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

(d)                                 Any such delegates as aforesaid may be authorised by the Directors to subdelegate all or any of the powers, authorities, and discretions for the time being vested in them.

(e)                                  Without prejudice to the freedom of the Directors to establish any other committees, for so long as the ADSs of the Company are listed or quoted on Nasdaq, it shall establish and maintain an Audit Committee as a committee of the board, the composition and responsibilities of which shall comply with applicable law, rules or regulations and the Nasdaq Rules.

(f)                                   The Board shall adopt a formal written audit committee charter and review and assess the adequacy of the formal written charter on an annual basis.  The charter shall comply with applicable law, rules or regulations and the Nasdaq Rules.

(g)                                  Without prejudice to the freedom of the Directors to establish any other committees, the Board may establish a Compensation Committee to assist the board in reviewing and approving the compensation structure for the company’s directors and officers.  For so long as the ADSs of the Company are listed or quoted on Nasdaq, the composition and responsibilities of the Compensation Committee shall comply with applicable law, rules or regulations and the Nasdaq Rules.

(h)                                 The Board shall adopt a formal written compensation committee charter and review and assess the adequacy of the formal written charter on an annual basis.  The charter shall comply with applicable law, rules or regulations and the Nasdaq Rules.

(i)                                     Without prejudice to the freedom of the Directors to establish any other committees, the Board may establish a Corporate Governance and Nomination Committee to assist the board in identifying qualified individuals to become board members and in determining the composition of the board and its committees.  For so long as the ADSs of the Company are listed or quoted on Nasdaq, the composition and responsibilities of the Corporate Governance and Nomination Committee shall comply with applicable law, rules or regulations and the Nasdaq Rules.

(j)                                    The Board shall adopt a formal written governance and nomination committee charter and review and assess the adequacy of the formal written charter on an annual basis.  The charter shall comply with applicable law, rules or regulations and the Nasdaq Rules.

INTERESTED DIRECTORS

109.                        (i) No Director or proposed Director shall be disqualified by his office from contracting with the Company either as vendor, purchaser or otherwise, (ii) nor shall any such contract or any contract or arrangement entered into by or on behalf of the Company with any person, company or partnership of or in which any Director shall be a member or otherwise interested be capable on that account of being voidable or voided, (iii) nor shall any such contract or arrangement be voidable or voided solely because the Director is present at or participates in the meeting of the Directors or committee thereof which authorizes the contract or arrangement, or solely because the Directors’ votes are counted for such purpose, and (iv) nor shall any Director so contracting or being any member or so interested be liable to account to the Company for any profit so realised by any such contract or arrangement by reason only of such Director holding that office or the fiduciary relationship, thereby established, provided that in each such case (a) such Director shall, if his interest in such contract or arrangement is material, declare the nature of his interest at the earliest meeting of the Board at which it is practicable for him to do so, either specifically or by way of a general notice stating that, by reason of the facts specified in the notice, he is to be regarded as interested in any contracts of a specified description which may subsequently be made by the Company and (b) if such contract or arrangement is a Related Party Transaction, such Related Party Transaction has been approved in accordance with applicable laws, rules, regulations and the Nasdaq Rules.

110.                        Any Director may continue to be or become a director, managing director, joint managing director, deputy managing director, executive director, manager or other officer or member of any other company in which the Company may be interested and (unless otherwise agreed between the Company and the Director) no such Director shall be liable to account to the Company or the members for any remuneration or other benefits received by him as a director, managing director, joint managing director, deputy managing director, executive director, manager or other officer or member of any such other company.  The Directors may exercise the voting powers conferred by the shares in any other company held or owned by the Company, or exercisable by them as directors of such other company in such manner in all respects as they think fit (including the exercise thereof in favour of any resolution appointing themselves or any of them directors, managing directors, joint managing directors; deputy managing directors, executive directors, managers or other officers of such company) and any Director may vote in favour of the exercise of such voting rights in the manner aforesaid notwithstanding that he may be, or is about to be, appointed a director, managing director, joint managing director, deputy managing director, executive director, manager or other officer of such a company, and that as such he is or may become interested in the exercise of such voting rights in the manner aforesaid.

111.                        A Director may hold any other office or place of profit with the Company (except that of Auditor) in conjunction with his office of Director for such period and upon such terms as the Board may determine, and may be paid such extra remuneration therefor (whether by way of salary, commission, participation in profit or otherwise) as the Board may determine, and such extra remuneration shall be in addition to any remuneration provided for by or pursuant to any other Article.

112.                        A general notice or disclosure to the Directors or otherwise contained in the minutes of a Meeting or a written resolution of the Directors or any committee thereof that a Director or alternate Director is a shareholder of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure under Article 109 and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

PROCEEDINGS OF DIRECTORS

113.                        Except as otherwise provided by these Articles, the Directors shall meet together for the despatch of business, convening, adjourning and otherwise regulating their meetings as they think fit.  Questions arising at any meeting shall be decided by a majority of votes of the Directors and alternate Directors present at a meeting at which there is a quorum, the vote of an alternate Director not being counted if his appointor be present at such meeting.

114.                        The Chairman of the Board or any two Directors may, and the Secretary on the requisition of such persons, shall, at any time summon a meeting of the Directors by notice to each Director and alternate Director by telephone, facsimile, electronic email, telegraph or telex, during normal business hours, at least twenty-four (24) hours before the date and time of the meeting, or by sending notice in writing to each Director and alternate Director by first class mail, charges prepaid, at least two (2) days before the date of the meeting, which notice shall set forth the general nature of the business to be considered unless notice is waived by all the Directors (or their alternates) either at, before or after the meeting is held and provided further if notice is given in person, by telephone, facsimile, electronic email, telegraph or telex the same shall be deemed to have been given on the day it is delivered to the Directors or transmitting organisation as the case may be.  The accidental omission to give notice of a meeting of the Directors to, or the non-receipt of notice of a meeting by any person entitled to receive notice shall not invalidate the proceedings of that meeting.

115.                        The quorum necessary for the transaction of the business of the Directors shall be established if a majority of the Directors are present in person or by proxy.  A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Directors, if any action taken is approved by at least a majority of the required quorum for that meeting.  For the purposes of this Article an alternate Director or proxy appointed by a Director shall be counted in a quorum at a meeting at which the Director appointing him is not present.

116.                        The continuing Directors may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors, the continuing Directors or Director may act for the purpose of increasing the number of Directors to that number, or of summoning a general meeting of the Company, but for no other purpose.

117.                        The Directors may elect a Chairman of their Board and determine the period for which he is to hold office; but if no such Chairman is elected, or if at any meeting the Chairman is not present within five minutes after the time appointed for holding the same, the Directors present may choose one of their number to be Chairman of the meeting.

118.                        All acts done by any meeting of the Directors or of a committee of Directors (including any person acting as an alternate Director) shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or alternate Director, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and qualified to be a Director or alternate Director as the case may be.

119.                        Members of the Directors or of any committee thereof may participate in a meeting of the Directors or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.  Unless otherwise determined by the Directors the meeting shall be deemed to be held at the place where the Chairman is at the start of the meeting.  A resolution in writing (in one or more counterparts), signed by all the Directors for the time being or all the members of a committee of the Directors (an alternate Director being entitled to sign such resolution on behalf of his appointor) shall be as valid and effectual as if it had been passed at a meeting of the Directors or committee as the case may be duly convened and held.

120.                        A Director but not an alternate Director may be represented at any meetings of the Directors by a proxy appointed in writing by him.  The proxy shall count towards the quorum and the vote of the proxy shall for all purposes be deemed to be that of the appointing Director.

VACATION OF OFFICE OF DIRECTOR

121.                        The office of a Director shall be vacated:

(a)                                 if he gives notice in writing to the Company that he resigns the office of Director; or

(b)                                 if all of the Directors (other than the one to be removed) pass a resolution or sign a notice effecting the removal of such one Director from his office as such; or

(c)                                  if he is prohibited from being a Director under any applicable law, rules or regulations and the Nasdaq Rules; or

(d)                                 if he absents himself (without being represented by proxy or an alternate Director appointed by him) from three consecutive meetings of the Board of Directors without special leave of absence from the Directors, and they pass a resolution that he has by reason of such absence vacated office; or

(e)                                  if he dies, becomes bankrupt or makes any arrangement or composition with his creditors generally; or

(f)                                   if he is found to be or becomes of unsound mind.

APPOINTMENT AND REMOVAL OF DIRECTORS

122.                        The Company may by Ordinary Resolution appoint any person to be a Director and may by Ordinary Resolution remove any Director and may by Ordinary Resolution appoint another person in his stead.

123.                        The Directors shall have power at any time and from time to time to appoint any person to be a Director, either to fill a casual vacancy or as an addition to the existing Directors but so that the total amount of Directors (exclusive of alternate Directors) shall not at any time exceed the number fixed in accordance with these Articles.  Any Director appointed in accordance with the preceding sentence shall hold office only until the next following annual general meeting of the Company and shall then be eligible for re-election at that meeting.

124.                        Nothing in these Articles should be taken as depriving a Director removed under any provisions of these Articles of compensation or damages payable to him in respect of the termination of his appointment as Director or of any other appointment or office as a result of the termination of his appointment as Director or derived from any power to remove a Director which may exist apart from the provisions of these Articles.

PRESUMPTION OF ASSENT

125.                        A Director of the Company who is present at a meeting of the Board of Directors at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the Minutes of the meeting or unless he shall file his written dissent from such action with the person acting as the Chairman or Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered post to such person immediately after the adjournment of the meeting.  Such right to dissent shall not apply to a Director who voted in favour of such action.

SEAL

126.                        (a)                                 The Company may, if the Directors so determine, have a Seal.  The Seal shall only be used by the authority of the Directors or of a committee of the Directors authorised by the Directors.  Every instrument to which the Seal has been affixed shall be signed by at least one person who shall be either a Director or some officer or other person appointed by the Directors for the purpose.

(b)                                 The Company may have for use in any place or places outside the Cayman Islands a duplicate Seal or Seals each of which shall be a facsimile of the Common Seal of the Company and, if the Directors so determine, with the addition on its face of the name of every place where it is to be used.

(c)                                  A Director or officer, representative or attorney may without further authority of the Directors affix the Seal over his signature alone to any document of the Company required to be authenticated by him under Seal or to be filed with the Registrar of Companies in the Cayman Islands or elsewhere wheresoever.

OFFICERS

127.                        The officers of the Company shall be the Chairman of the Board, the Chief Executive Officer, Chief Financial Officer and the Secretary and may include one or more Vice Presidents and one or more Assistant Secretaries and one or more Assistant Treasurers.  Any two or more offices may be held by the same person.

128.                        All officers shall have such authority and perform such duties in the management of the Company as may be provided in these Articles or, to the extent not so provided, by resolution of the Board.

129.                        Each officer shall be appointed by the Board and shall hold office for such term as may be determined by the Board.  Each officer shall hold office until his successor has been appointed and qualified or his earlier death or resignation or removal in the manner hereinafter provided.  The Board may require any officer to give security for the faithful performance of his duties.

130.                        Any officer may resign at any time by giving written notice to the Board, the Chairman, the Chief Executive Officer or the Secretary.  Such resignation shall take effect at the time specified in such notice or, if the time be not specified, upon receipt thereof by the Board, the Chairman, the Chief Executive Officer or the Secretary, as the case may be.  Unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

131.                        All officers and agents appointed by the Board shall be subject to removal, with or without cause, at any time by the Board or by the action of the holders of record of a majority of the shares entitled to vote thereon.

132.                        Any vacancy occurring in any office of the Company, for any reason, shall be filled by action of the Board.  Unless earlier removed pursuant to Article 122 hereof, any officer appointed by the Board to fill any such vacancy shall serve only until such time as the unexpired term of his predecessor expires unless reappointed by the Board.

DIVIDENDS, DISTRIBUTIONS AND RESERVE

133.                        Subject to the Law, the Directors may from time to time declare dividends (including interim dividends) and distributions on Shares of the Company outstanding and authorise payment of the same out of the funds of the Company lawfully available therefor.

134.                        The Directors may, before declaring any dividends or distributions, set aside such sums as they think proper as a reserve or reserves which shall at the discretion of the Directors, be applicable for any purpose of the Company and pending such application may, at the like discretion, be employed in the business of the Company.

135.                        No dividend or distribution shall be payable except out of the profits of the Company, realised or unrealised, or out of the Share Premium Account or as otherwise permitted by the Law.

136.                        Subject to the rights of persons, if any, entitled to Shares with special rights as to dividends or distributions, if dividends or distributions are to be declared on a class of Shares they shall be declared and paid according to the amounts paid or credited as paid on the Shares of such class outstanding on the record date for such dividend or distribution as determined in accordance with these Articles but no amount paid or credited as paid on a Share in advance of calls shall be treated for the purpose of this Article as paid on the Share.

137.                        The Directors may deduct from any dividend or distribution payable to any Member all sums of money (if any) presently payable by him to the Company on account of calls or otherwise.

138.                        The Board may, with the sanction of the Members in general meeting, direct that any dividend be satisfied wholly or in part by the distribution of specific assets of any kind and in particular of paid up shares, debentures or warrants to subscribe securities of any other company, or in any one or more of such ways, and where any difficulty arises in regard to the distribution the Board may settle the same as it thinks expedient, and in particular may disregard fractional entitlements, round the same up or down or provide that the same shall accrue to the benefit of the Company, and may fix the value for distribution of such specific assets, or any part thereof, and may determine that cash payments shall be made to any Members upon the footing of the value so fixed in order to adjust the rights of all parties and may vest any such specific assets in trustees as may seem expedient to the Board and may appoint any person to sign any requisite instruments of transfer and other documents on behalf of the persons entitled to the dividend and such appointment shall be effective.  Where required, a contract shall be filed in accordance with the provisions of the Companies Law and the Board may appoint any person to sign such contract on behalf of the persons entitled to the dividend and such appointment shall be effective.

139.                        Unless otherwise directed by the Board, any dividend, interest or other sum payable in cash to a holder of Shares may be paid by cheque or warrant sent through the post to the registered address of the member entitled, or, in the case of joint holders, to the registered address of the person whose name stands first in the register in respect of the joint holding or to such person and to such address as the holder or joint holders may in writing direct.  Every cheque or warrant so sent shall be made payable to the order of the holder or, in the case of joint holders, to the order of the holder whose name stands first on the register in respect of such shares and shall be sent at his or their risk, and the payment of any such cheque or warrant by the bank on which it is drawn shall operate as a good discharge to the Company in respect of the dividend and/or bonus represented thereby, notwithstanding that it may subsequently appear that the same has been stolen or than any endorsement thereon has been forged.

140.                        The Company may cease sending such cheques for dividend entitlements or dividend warrants by post if such cheques or warrants have been left uncashed on two consecutive occasions.  However, the Company may exercise its power to cease sending cheques for dividend entitlements or dividend warrants after the first occasion on which such a cheque or warrant is returned undelivered.

141.                        All dividends or bonuses unclaimed for one year after having been declared may be invested or otherwise made use of by the Board for the exclusive benefit of the Company until claimed and the Company shall not be constituted a trustee in respect thereof or be required to account for any money earned thereon.  All dividends or bonuses unclaimed for six years after having been declared may be forfeited by the Board and shall revert to the Company and after such forfeiture no member or other person shall have any right to or claim in respect of such dividends or bonuses.

142.                        No dividend or distribution shall bear interest against the Company.

UNTRACEABLE SHAREHOLDERS

143.                        (a)                                 The Company shall be entitled to sell any shares of a member or the shares to which a person is entitled by virtue of transmission on death or bankruptcy or operation of law if and provided that:

(i)                                     all cheques or warrants, not being less than three in number, for any sums payable in cash to the holder of such shares have remained uncashed for a period of 12 years;

(ii)                                  the Company has not during that time or before the expiry of the three month period referred to in paragraph (iv) below received any indication of the whereabouts or existence of the member or person entitled to such shares by death, bankruptcy or operation of law;

(iii)                               during the 12-year period, at least three dividends in respect of the shares in question have become payable and no dividend during that period has been claimed by the member; and

(iv)                              upon expiry of the 12-year period, the Company has caused an advertisement to be published in the newspapers or by electronic communication in the manner in which notices may be served by the Company by electronic means as herein provided, giving notice of its intention to sell such shares, and a period of three months have elapsed since such advertisement.

The net proceeds of any such sale shall belong to the Company and upon receipt by the Company of such net proceeds it shall become indebted to the former member for an amount equal to such net proceeds.

(b)                                 To give effect to any sale contemplated by paragraph (a) the Company may appoint any person to execute as transferor an instrument of transfer of the said shares and such other documents as are necessary to effect the transfer, and such documents shall be as effective as if it had been executed by the registered holder of or person entitled by transmission to such shares and the title of the transferee shall not be affected by any irregularity or invalidity in the proceedings relating thereto.  The net proceeds of sale shall belong to the Company which shall be obliged to account to the former member or other person previously entitled as aforesaid for an amount equal to such proceeds and shall enter the name of such former member or other person in the books of the Company as a creditor for such amount.  No trust shall be created in respect of the debt, and no interest shall be payable in respect of the same and the Company shall not be required to account for any money earned on the net proceeds, which may be employed in the business of the Company or invested in such investments (other than shares or other securities in or of the Company or its holding company if any) or as the Board may from time to time think fit.

CAPITALISATION

144.                        Upon the recommendation of the Directors, the Company may by Ordinary Resolution authorise the Directors to capitalise any sum standing to the credit of any of the Company’s reserve accounts (including Share Premium Account and capital redemption reserve fund) or any sum standing to the credit of profit and loss account or otherwise available for distribution and to appropriate such sum to Members in the proportions in which such sum would have been divisible amongst them had the same been a distribution of profits by way of dividend and to apply such sum on their behalf in paying up in full unissued Shares for allotment and distribution credited as fully paid up to and amongst them in the proportion aforesaid.  In such event the Directors shall do all acts and things required to give effect to such capitalisation, with full power to the Directors to make such provisions as they think fit for the case of Shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned).  The Directors may authorise any person to enter on behalf of all of the Members interested into an agreement with the Company providing for such capitalisation and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.

BOOKS OF ACCOUNT

145.                        The Directors shall cause proper books of account to be kept with respect to:

(a)                                 all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place;

(b)                                 all sales and purchases of goods by the Company; and

(c)                                  the assets and liabilities of the Company.

Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

146.                        The Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by Law or authorised by the Directors or by the Company in general meeting.

147.                        The Directors may from time to time cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by law.

ANNUAL RETURNS AND FILINGS

148.                        The Board shall make the requisite annual returns and any other requisite filings in accordance with the Law.

AUDIT

149.                        The Directors may appoint an Auditor of the Company who shall hold office until removed from office by a resolution of the Directors and may fix his or their remuneration.  Notwithstanding the above, for so long as the ADSs of the Company are listed or quoted on Nasdaq, the Audit Committee is directly responsible for the appointment, remuneration, retension and oversight of the Company’s Auditors.

150.                        Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and Officers of the Company such information and explanation as may be necessary for the performance of the duties of the auditors.

151.                        Auditors shall, if so required by the Directors, make a report on the accounts of the Company during their tenure of office at the next annual general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an ordinary company, and at the next extraordinary general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an exempted company, and at any time during their term of office, upon request of the Directors or any general meeting of the Members.

NOTICES

152.                        Notices shall be in writing and may be given by the Company to any Member in accordance with applicable law, rules or regulations and the Nasdaq Rules.

153.                        In the event that no such law, rules and regulations referred to in the above Article applies, notice to any Member shall be given either personally or by sending it by post, cable, telex, fax or e-mail to him or to his address as shown in the register of Members (or where the notice is given by e-mail by sending it to the e-mail address provided by such Member).  Any notice, if posted from one country to another, is to be sent airmail.

154.                        (a)                                 Where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, pre-paying and posting a letter containing the notice, and shall be deemed to have been received on the fifth day (not including Saturdays or Sundays or public holidays) following the day on which the notice was posted.

155.                        (b)                                 Where a notice is sent by cable, telex, or fax, service of the notice shall be deemed to be effected by properly addressing, and sending such notice and shall be deemed to have been received on the same day that it was transmitted.

156.                        (c)                                  Where a notice is given by e-mail service shall be deemed to be effected by transmitting the e-mail to the e-mail address provided by the intended recipient and shall be deemed to have been received on the same day that it was sent, and it shall not be necessary for the receipt of the e-mail to be acknowledged by the recipient.

157.                        A notice may be given by the Company to the person or persons which the Company has been advised are entitled to a Share or Shares in consequence of the death or bankruptcy of a Member in the same manner as other notices which are required to be given under these Articles and shall be addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address supplied for that purpose by the persons claiming to be so entitled, or at the option of the Company by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

158.                        Notice of every general meeting shall be given in any manner hereinbefore authorised to:

(a)                                 every person shown as a Member in the register of Members on the record date for such meeting except that in the case of joint holders the notice shall be sufficient if given to the joint holder first named in the register of Members;

(b)                                 every person upon whom the ownership of a Share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a Member of record where the Member of record but for his death or bankruptcy would be entitled to receive notice of the meeting;

(c)                                  the Auditors;

(d)                                 each Director and alternate Director; and

(e)                                  Nasdaq.

No other person shall be entitled to receive notices of general meetings.

INFORMATION

159.                        No Member shall be entitled to require discovery of or any information in respect of any detail of the Company’s trading or any which is or may be in the nature of a trade secret or secret process which may relate to the conduct of the business of the Company and which in the opinion of the Board would not be in the interests of the Members of the Company to communicate to the public.

160.                        The Board shall be entitled to release or disclose any information in its possession, custody or control regarding the Company or its affairs to any of its Members including, without limitation, information contained in the register of Members and transfer books of the Company.

WINDING UP

161.                        Subject to Article 136, if the Company shall be wound up the liquidator may, with the sanction of a Special Resolution of the Company and any other sanction required by the Law, divide amongst the Members in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for that purpose value any assets and determine how the division shall be carried out as between the Members or different classes of Members.  The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any asset upon which there is a liability.

162.                        If the Company shall be wound up, and the assets available for distribution amongst the Members shall be insufficient to repay the whole of the share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Members in proportion to the par value of the Shares held by them.  If in a winding up the assets available for distribution amongst the Members shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst the Members in proportion to the par value of the Shares held by them at the commencement of the winding up subject to a deduction from those Shares in respect of which there are monies due, of all monies payable to the Company for unpaid calls or otherwise.  This Article is without prejudice to the rights of the holders of Shares issued upon special terms and conditions.

INDEMNITY

163.                        (a)                                 The Company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that the person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another Company, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith, in a manner the person reasonably believed to be in, or not opposed to, the best interests of the Company, in a manner that was not willfully or grossly negligent, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith, in a manner which the person reasonably believed to be in or not opposed to the best interests of the Company, in a manner that was willfully or grossly negligent, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b)                                 The Company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another Company, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith, in a manner the person reasonably believed to be in or not opposed to the best interests of the Company and in a manner that was not willfully or grossly negligent, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

(c)                                  To the extent that a present or former director or officer of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Article 163(a) or (b) above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d)                                 Any indemnification under Article 163(a) or (b) above (unless ordered by a court) shall be made by the Company only as authorised in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances, including whether or not the person has met the applicable standard of conduct set forth in Article 163(a) or (b) above.  Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iv) by the Members of the Company.

(e)                                  Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Company pursuant to this Article 163.  Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Company deems appropriate.

(f)                                   The indemnification and advancement of expenses provided by, or granted pursuant to, this Article 163 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, by-law, agreement, vote of Members or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g)                                  For purposes of this Article 163, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves service by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith, in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan and in a manner that was not willfully or grossly negligent shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Article 163.

(h)                                 The indemnification and advancement of expenses provided by, or granted pursuant to, this Article 163 shall, unless otherwise provided when authorised or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

164.                        The Board may, notwithstanding any interest of the Directors in such action, authorize the Company to purchase and maintain insurance on behalf of any person described in the above Article, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of the above Article.

FINANCIAL YEAR

165.                        Unless the Directors otherwise prescribe, the financial year of the Company shall end on 31st December in each year and shall begin on 1st January in each year.

PENSION AND SHARE OPTION SCHEMES

166.                        The Board may establish and maintain or procure the establishment and maintenance of any contributory or non-contributory pension or provident or superannuation funds or (with the sanction of an ordinary resolution) employee or executive share option schemes for the benefit of, or give or procure the giving of donations, gratuities, pensions, allowances or emoluments to any persons who are or were at any time in the employment or service of the Company, or of any company which is a subsidiary of the Company, or is allied or associated with the Company or with any such subsidiary company, or who are or were at any time directors or officers of the Company or of any such other company as aforesaid, and holding or who have held any salaried employment or office in the Company or such other company, and the wives, widows, families and dependents of any such persons.  The Board may also establish and subsidise or subscribe to any institutions, associations, clubs or funds calculated to be for the benefit of or to advance the interests and well-being of the Company or of any such other company as aforesaid, and may make payments for or towards the insurance of any such persons as aforesaid, and subscribe or guarantee money for charitable or benevolent objects or for any exhibition or for any public, general or useful object.  The Board may do any of the matters aforesaid, either alone or in conjunction with any such other company as aforesaid.  Any Director holding any such employment or office shall be entitled to participate in and retain for his own benefit any such donation, gratuity, pension, allowance or emolument.

167.                        For so long as the ADSs of the Company are quoted or listed on Nasdaq, a sanction of an ordinary resolution by the shareholders shall be obtained prior to any issuance of any equity or material amendment to any equity compensation plan as required by applicable rules of the NASD Manual and Notices to Members, as amended from time to time.

AMENDMENTS OF ARTICLES

168.                        Subject to the Law and to any quorum, voting or procedural requirements expressly imposed by these Articles in regard to the variation of rights attached to a specific class of Shares of the Company, the Company may at any time and from time to time by Special Resolution change the name of the Company or alter or amend these Articles or the Company’s Memorandum of Association, in whole or in part.

TRANSFER BY WAY OF CONTINUATION

169.                        If the Company is exempted as defined in the Law, it shall, subject to the provisions of the Law and with the approval of a Special Resolution, have the power to register by way of continuation as a body corporate under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.